SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is entered into as of May 18, 2005, between Convera Corporation, a Delaware corporation (“Subtenant”) and MWH Americas, Inc., a California corporation (“Tenant”).

WHEREAS, Gateway 44, LLC (“Landlord”), by an Agreement of Lease which commenced March 17, 2003 (“Lease”), leased to Tenant the premises known as Suite 150 consisting of approximately 5,024 rentable square feet of space in the building located at 6760 Alexander Bell Drive, Columbia, Maryland 21046 as shown on the attached Exhibit “A” (the “Premises”); and

WHEREAS, Tenant desires to sublease the Premises to Subtenant and Subtenant desires to take the Premises by sublease from Tenant under all of the terms and conditions of this Sublease;

NOW, THEREFORE, in consideration of the sublease of the Premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

1.	Sublease. The Tenant hereby subleases to the Subtenant the
Premises comprised of approximately 5,024 rentable square feet of space located in real property leased by the Tenant from the Landlord at 6760 Alexander Bell Drive, Suite 150, Columbia, Maryland 21046.

2.  Term of Sublease. The term of this Sublease shall commence on June 1, 2005 and shall terminate on June 30, 2008.

3. Rent. The Subtenant shall pay rent to the Tenant for the Premises at the rate of $18.00 per rentable square foot per year for the first year in monthly increments of $7,536.00. Rent for June and July, 2005 shall be abated. Beginning June 1, 2006, rent shall increase by $.75 per rentable square foot per year and on June 1st of each year, thereafter. The first month’s rent (for August 2005) shall be paid at the time of execution of this Sublease. Subsequent rent payments shall be due without notice on the first day of each and every month commencing on September 1, 2005 and continuing to and including June, 2008. All rent shall be paid to the Tenant and shall be remitted to Landlord so that the rent is received on or before the first day of each and every month. Late payments shall be subject to fees called for in Section 6.6 of the Lease.

4.  Security Deposit. The Subtenant shall pay the Tenant a Security Deposit of $22,608.00, said deposit to be paid at the time of execution of this Sublease. Provided Subtenant is not in default, Tenant shall refund $7,536.00 on June 1, 2006 and $7,536.00 on June 1, 2007.

5. Operating Expenses and Taxes. There shall be no pass through of increases in Operating Expenses and Taxes during the Sublease term.

6.  Parking. Subtenant is granted the same parking rights and privileges afforded Tenant as defined in the Lease. Tenant represents to Subtenant that Tenant and its employees, agents and invitees are allowed to park in the building parking lot, in common with other occupants of the Building (as defined in the Lease). The Lease does not provide for a charge for parking.

7.  Assignment and Subletting. Subtenant shall not have the right to assign, sublease, or in any way encumber all or any portion of the Premises without Landlord and Tenant’s prior approval.

8.  Landlord’s Consent; New Direct Lease. This Sublease is conditional on, and shall not become effective until (a) the written approval of this Sublease by Landlord; and (b) mutual execution by Subtenant and Landlord of a direct lease for approximately 2364 square feet on the second floor of the “Building” as defined in the Lease. Tenant agrees to use reasonable efforts to obtain the consent of Landlord referenced in clause (a) above.

9.	Obligation to Comply With Lease. Subtenant shall perform and hereby agrees to perform, all of the covenants, conditions and agreements to be performed by Tenant under the Lease, insofar as they pertain to the sublet Premises. Subtenant shall be and is bound by each and every covenant, condition and agreement contained in the Lease except that (i) rent payable to Tenant by Subtenant shall be the rent set forth in Section 3 and Section 5 hereof and payments shall be made as prescribed in Section 3; (ii) Subtenant shall have no right to renew or extend this Sublease; (iii) Subtenant will make no alterations, changes, improvements, repairs, replacements or physical additions in or to the Premises without prior written consent of Tenant and the Landlord; (iv) the cost of any such alterations, changes, improvements, repairs, replacements or physical additions to the Premises shall be borne by Subtenant and (v) with respect to Section 13 of the Lease, Subtenant shall add Tenant as an additional insured in addition to Landlord’s requirements provided in this section and provide evidence of insurance coverage to Tenant prior to occupancy. A true and correct copy of the Lease is attached hereto as Exhibit “D”.

10. Default by the Subtenant. If the Subtenant fails to perform or observe any of its covenants under this Sublease and such failure continues for five days after written notice from Tenant in the case of a monetary default, or twenty days after such written notice in the case of a nonmonetary default, the Tenant may immediately: (a) terminate or cancel this Sublease by notifying the Subtenant, and upon such termination or cancellation, the Subtenant shall be liable to the Tenant for all damages sustained by Tenant by reason of the Subtenant’s breach of covenant and of the termination or cancellation; or (b) re-enter the Premises without notice and upon reentry lease all or any part thereof as agent for the Subtenant. If the Premises are leased in accordance with the provisions of (b), the Tenant may receive the rent, applying it first to the payment of any expenses the Tenant incurs in entering and releasing the Premises, and then to the payment of the rent and the fulfillment of the Subtenant’s covenants hereunder. Subtenant shall be responsible for any shortfall between such payments and the rent owed under this Sublease, including the Tenant’s reasonable expenses referenced herein. If the Subtenant defaults, it shall pay and be liable for all rent that would under this Sublease become due should the demised Premises remain vacant in whole or in part during the remainder of the term. Notwithstanding the foregoing, Tenant will make a reasonable effort to mitigate its damages in the event of such a default by Subtenant.

11. Furniture and Phone System. Rental of the Premises includes use of the furniture listed in Exhibit B attached hereto and incorporated by reference (the “Furniture”). Tenant makes no representations to Subtenant regarding the Furniture and Phones. Subtenant accepts the Furniture and Phones “as is” without any warranty of merchantability, fitness for a particular purpose or any other express or implied warranty. At the natural expiration of the Sublease term, title to the Furniture shall not be transferred to Subtenant. Subtenant agrees to maintain this property in good order and condition during the Subleased Premises Term, normal wear and tear excepted. Tenant and Subtenant agree that Subtenant shall purchase the Phone System listed in Exhibit C attached hereto and incorporated by reference (the “Phones”). A Bill of Sale shall be executed by both parties along with the execution of this Sublease.

12. Broker Participation.

Subtenant warrants and represents that, other than The Ezra Company representing Subtenant and MacKenzie Commercial Real Estate Services and Trammell Crow Company representing Tenant, no real estate broker has a claim for brokerage commission or finder’s fees in connection with this Sublease. Tenant is responsible for payment of all brokerage commission due in connection with the transaction hereunder.

13. Attorney's Fees. If Tenant or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

14. Notices. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Tenant to Subtenant shall be sent either by United States Mail, postage prepaid, or by overnight express mail addressed to the Subtenant at the address herein below, or to such other place as Subtenant may from time to time designate in a written notice to the Tenant. All notices and demands by the Subtenant to Tenant shall be sent either by United States Mail, postage prepaid, or by overnight express mail addressed to the Tenant at the address set forth herein, and to such other person or place as the Tenant may from time to time designated in a written notice to the Subtenant.

To Subtenant:

Convera Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182
Phone: 703 761 3700
FAX 703 761 1990

with a copy to:

To Tenant:

MWH Americas, Inc.
370 Interlocken Boulevard, Suite 300
Broomfield, CO 80021
Attn: Real Estate Manager
Phone: 303-410-4000
FAX: 303-410-4196

IN WITNESS WHEROF, each party to this Sublease Agreement has caused it to be executed on the date indicated below.

Tenant: MWH Americas, Inc., a California corporation

By: _____________________________________________

Title: ____________________________________________

Date: ____________________________________________

Subtenant: Convera Corporation, a Delaware corporation

By: ______________________________________________

Title: _____________________________________________

Date: _____________________________________________

EXHIBIT “A”

PREMISES

EXHIBIT “D”

LEASE